Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-114489, 333-9508, 333-6032, 333-7260, 333-9136, 333-132954) pertaining to the Israel Stock Option Plan and the United States Stock Option Plan and the Employee Stock Purchase Plan of Check Point Software Technologies Ltd. of our reports dated March 14, 2007, with respect to the consolidated financial statements of Check Point Software Technologies Ltd. and subsidiaries, Check Point Software Technologies Ltd. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Check Point Software Technologies Ltd. and subsidiaries included in the Annual Report (Form 20-F) for the year ended December 31, 2006.

Tel Aviv, Israel	/s/ KOST, FORER, GABBAY & KASIERER
March 14, 2007	A Member of Ernst & Young Global